Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:	August 8, 2007
Contact:	Specialized Health Products International, Inc.

David Green, Chief Financial Officer

(801) 298-3360
dgreen@shpi.com

or

CCG Investor Relations

Sean Collins, Senior Partner

(310) 477-9800

sean.collins@ccgir.com

Specialized Health Products Reports Second Quarter 2007 Financial Results

Expanding Net Income, Positive Cash Flow, Sustained Revenue Growth

BOUNTIFUL, Utah – August 8, 2007 – Specialized Health Products International, Inc., (“Specialized Health Products”) (OTCBB: SHPI), a leading developer and manufacturer of proprietary safety medical products, today announced financial results for the three and six month periods ended June 30, 2007.

Highlights for Q2-2007:

o	Fifth consecutive profitable quarter, earned net income of $454,000 in Q2-2007 compared to $228,000 in Q2-2006, representing 99% growth;
o	Sustained revenue growth, increased revenue 30% year-over-year to $4.4 million in Q2-2007, from $3.4 million in Q2-2006;
o	Advanced manufactured product sales 31% to $3.3 million in Q2-2007, from $2.5 million in Q2-2006;
o	Maintained high gross profit margin of 65%.

“Specialized Health Products is proving to be a classic small cap growth story,” commented Jeff Soinski, President and Chief Executive Officer of Specialized Health Products. “We continue to deliver strong revenue growth. We are consistently generating net income that is growing at a higher rate than sales. And, we are now beginning to generate positive cash flow. Based upon this continued strong financial performance, we believe we are squarely on target to achieve the goals and objectives for 2007 that we defined at the beginning of the year.”

Financial Results for Q2-2007

Total revenue for the three month period ended June 30, 2007 amounted to $4.4 million, representing an increase of 30% over the $3.4 million posted in the year earlier period.

Product sales for the quarter ended June 30, 2007 advanced 31% year-over-year to $3.3 million, compared to $2.5 million in Q2-2006. In the same time frame, royalty income grew 92% to $1.0 million in Q2-2007, from $527,000 in Q2-2006. Technology fees and licensing revenues were equal at $49,000 in the two comparable periods. Development fees and related services declined 95% to $14,000 in Q2-2007, compared to $252,000 in Q2-2006.

The primary drivers of product sales growth were increased market penetration of the Company’s leading safety Huber needle products, and increased OEM product sales to Bard Access Systems and Covidien. The increase in royalty income is primarily attributable to the growth of licensed products to BD Medical, including the Vacutainer® Push Button Blood Collection Set and the Integra™ Syringe. The decrease in development fees and related services reflects the Company’s continuing transition to an emphasis on manufactured product sales in its revenue mix and the maturation of funded development projects.

Gross profit in Q2-2007 was $2.8 million, representing a 30% increase over the $2.2 million recorded in Q2-2006. Gross profit margin was 65% during both comparable periods.

Operating expenses were $2.4 million in Q2-2007, representing a 26% increase compared to the $1.9 million realized in Q2-2006. The primary drivers of increased expenses are increased personnel costs required to support significantly higher product sales volumes, and incremental costs associated with operating a combined entity following Specialized Health Products’ merger with The Med-Design Corporation on June 2, 2006.

Net income increased 99% to $454,000 in Q2-2007, from $228,000 in Q2-2006. Earnings per diluted share (“EPS”) were $0.01 for Q2-2007, compared to $0.00 for Q2-2006.

Excluding amortization of stock-based compensation (a non-cash expense), the Company would have achieved non-GAAP net income of $831,000 and EPS of $0.01 in Q2-2007, representing a non-GAAP net income margin of 19%.

During Q2-2007, the Company’s cash, cash equivalents and available-for-sale securities increased $298,000 on a sequential quarter basis. At June 30, 2007, Specialized Health Products had cash, cash equivalents and available-for-sale securities totaling $6.9 million.

Financial Results for Six Months Ended June 30, 2007

Total revenue for the first six months of 2007 increased 59% to $8.6 million, from $5.4 million in the first six months of 2006.

Product sales advanced 68% to $6.6 million in the first six months of 2007, from $3.9 million in the first six months of 2006. Royalty income increased 91% to $1.8 million, from $962,000 in the year-earlier period. Technology fees and licensing revenues were equal at $98,000 in the two six-month periods. Development fees and related services declined 91% to $37,333 in the first six months of 2007, from $406,000 in the first half of 2006.

Gross profit margin in the first six months of 2007 was 66%; an improvement over the 64% recorded in the first half of 2006. The improvement was largely attributable to the sharp increase in royalty income, which has little or no cost of revenue, as well as the dramatic decrease in development fees and related services, which have a relatively high cost of revenue.

Operating expenses increased 33% to approximately $5.0 million for the six-month period ended June 30, 2007. The primary drivers of increased expenses are increased personnel costs required to support significantly higher product sales volumes, and incremental costs associated with operating a combined entity following Specialized Health Products’ merger with The Med-Design Corporation.

Net income for the first six months of 2007 was $758,000. This represents an improvement of 340% compared to a net loss of $315,000 in the first six months of 2006. Earnings per share were $0.01 for the first six months of 2007, compared to a loss of ($0.01) for the same period in 2006.

Excluding amortization of stock-based compensation, the Company would have achieved non-GAAP net income of $1.5 million and EPS of $0.02 for the first six months of 2007, representing a 17% non-GAAP net income margin.

Net cash of $687,000 was provided by operations during the first six months of 2007, an increase of approximately $1.5 million over the $778,000 of net cash used during the same period in 2006.

Financial Results for Trailing Twelve Months Ended June 30, 2007

For the trailing twelve months (“TTM”) ended June 30, 2007, total revenue increased 82% to $16.5 million, from $9.1 million in the trailing twelve months ended June 30, 2006.

For the TTM ended June 30, 2007, operating income increased to $1.3 million, representing a $3.6 million improvement compared to an operating loss of $2.3 million in the year earlier period.

For the TTM ended June 30, 2007, net income and EPS were $1.5 million and $0.02, respectively, compared to a loss of $2.4 million and ($0.06), respectively, in the TTM ended June 30, 2006. This represents an improvement of $3.8 million and $0.08 per share, respectively, in the 2007 period.

Excluding amortization of stock-based compensation, the Company would have achieved non-GAAP net income of $2.9 million and EPS of $0.04 for the TTM ended June 30, 2007, representing a non-GAAP net income margin of 17%.

Non-GAAP Measures of Financial Performance

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Specialized Health Products uses non-GAAP measures of net income and non-GAAP earnings per diluted share.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Specialized Health Products’ results of operations as determined in accordance with GAAP. These measures should only be used to evaluate Specialized Health Products’ results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the company’s prospects for the future. Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain non-cash expenses. The sole adjustment to the Company’s GAAP financial statement presentation is the add-back to net income of the amount represented by amortization of stock-based compensation. Stock-based compensation expense consists entirely of the expense related to the issuance of restricted stock to Directors and employees of Specialized Health Products under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”. Specialized Health Products excludes stock-based compensation expenses from its non-GAAP income and EPS measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

In determining non-GAAP net income and EPS for the Company, an incremental tax representing an estimated amount for alternative minimum tax was deducted from the incremental income resulting from the add-back of stock based compensation expense. Company management believes there are sufficient NOL assets to mitigate any additional state or federal income taxes.

Conference Call

The Company will host a conference call at 4:30 p.m. EDT on Wednesday, August 8, 2007, to discuss earnings for the 2007 fiscal second quarter ended June 30, 2007. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 230-1766. International callers should dial (612) 332-0228. This conference call will also be broadcast live over the Internet and can be accessed through a link on the Company’s website at www.shpi.com. To listen to the live call, please go to the Specialized Health Products website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available by 8:00 p.m. EDT on August 8, 2007 through August 15, 2007 at (800) 475-6701 or (320) 365-3844, using the access code 882391. The replay will also be available shortly after the call on the Specialized Health Products website.

About Specialized Health Products International, Inc.

Specialized Health Products International, Inc. is a leading developer, manufacturer and marketer of proprietary disposable medical products for clinician and patient safety. Specialized Health Products has developed multiple safety needle products based upon a broad intellectual property portfolio that applies to virtually all medical needles used today. Specialized Health Products is a market leader in safety Huber needles, with four complementary product offerings. The Company has licensed or supplies other products to leading global healthcare companies, including Covidien, Bard Access Systems, and BD Medical. For more information about Specialized Health Products, visit the Company’s website at www.shpi.com.

Forward-Looking Statements

The statements contained in this press release regarding goals and objectives for 2007 and other statements that are not historical fact, are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to the inability to locate or consummate desired acquisitions, unforeseen delays in manufacturing our products, unforeseen demands upon our cash and cash equivalents and the demand for our products being less than anticipated. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in our filings with the Securities and Exchange Commission, including our annual report on Form 10-KSB for the fiscal year ended December 31, 2006. These forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date.

# # #

(Financial Tables Follow)

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three Months Ended June 30, 2007	Three Months Ended June 30, 2006
Revenue:		
Product sales	$ 3,316,938	$ 2,540,161
Royalties	1,010,373	526,806
Technology fees and licensing revenues	49,167	49,167
Development fees and related services	13,666	252,057
	4,390,144	3,368,191
Cost of revenue	1,557,325	1,192,549
Gross profit	2,832,819	2,175,642
Operating expenses:		
Research and development (2007 and 2006 totals exclude amortization of stock based compensation of $119,809 and $109,855, respectively)	1,009,399	831,541
Sales and marketing (2007 and 2006 totals exclude amortization of stock based compensation of $5,482 and $7,483, respectively)	379,399	342,771
General and administrative (2007 and 2006 totals exclude amortization of stock based compensation of $259,210 and $211,396, respectively)	657,957	431,116
Amortization of stock based compensation	384,501	328,897
Total operating expenses	2,431,256	1,934,325
Income from operations	401,563	241,317
Other income (expense):		
Interest income	60,920	29,354
Other income (expense)	558	(42,987)
Total other income (expense), net	61,478	(13,633)
Income tax provision	(9,158)	-
Net income	$ 453,883	$ 227,684
Basic net earnings per common share	$ 0.01	$ 0.00
Diluted net earnings per common share	$ 0.01	$ 0.00
Basic weighted average number of shares outstanding	62,712,336	47,729,850
Diluted weighted average number of shares outstanding	66,105,514	47,844,374
Non-GAAP Earnings:		
Net Income	$ 453,883	$ 227,684
Add back amortization of stock based compensation (net of AMT)	376,811	322,319
Non-GAAP net income	830,694	550,003
Non-GAAP basic and diluted net earnings per common share	$ 0.01	$ 0.01

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Six Months Ended	
	June 30, 2007	June 30, 2006
Revenue:		
Product sales	$ 6,616,696	$ 3,930,009
Royalties	1,837,506	961,617
Technology fees and licensing revenues	98,334	98,334
Development fees and related services	37,333	406,072
	8,589,869	5,396,032
Cost of revenue	2,937,768	1,915,877
Gross profit	5,652,101	3,480,155
Operating expenses:		
Research and development (2007 and 2006 totals exclude amortization of stock based compensation of $230,603 and $219,709, respectively)	2,002,438	1,661,833
Sales and marketing (2007 and 2006 totals exclude amortization of stock based compensation of ($5,911) and $13,176, respectively)	900,471	623,131
General and administrative (2007 and 2006 totals exclude amortization of stock based compensation of $483,465 and $422,789, respectively)	1,378,016	809,596
Amortization of stock based compensation	708,157	655,674
Total operating expenses	4,989,082	3,750,234
Income (loss) from operations	663,019	(270,079)
Other income (expense):		
Interest income	119,997	29,471
Other income (expense)	(117)	(71,302)
Total other income (expense), net	119,880	(41,831)
Income tax provision	(25,326)	(3,435)
Net income (loss)	$ 757,573	$ (315,345)
Basic net earnings (loss) per common share	$ 0.01	$ (0.01)
Diluted net earnings (loss) per common share	$ 0.01	$ (0.01)
Basic weighted average number of shares outstanding	62,677,861	44,436,495
Diluted weighted average number of shares outstanding	65,917,833	44,436,495
Non-GAAP Earnings:		
Net Income (Loss)	$ 757,573	$ (315,345)
Add back amortization of stock based compensation (net of AMT)	693,994	642,561
Non-GAAP net income	1,451,567	327,216
Non-GAAP basic and diluted net earnings per common share	$ 0.02	$ 0.01

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Twelve Months Ended	
	June 30, 2007	June 30, 2006
Revenue:		
Product sales	$ 12,280,301	$ 5,887,807
Royalties	3,763,886	1,878,448
Technology fees and licensing revenues	196,668	135,413
Development fees and related services	222,003	1,150,204
	16,462,858	9,051,872
Cost of revenue	5,821,510	3,128,754
Gross profit	10,641,348	5,923,118
Operating expenses:		
Research and development (2007 and 2006 totals exclude amortization of stock based compensation of $469,401 and $439,418, respectively)	3,668,421	3,225,943
Sales and marketing (2007 and 2006 totals exclude amortization of stock based compensation of $9,385 and $24,139, respectively)	1,733,914	1,146,449
General and administrative (2007 and 2006 totals exclude amortization of stock based compensation of $953,316 and $845,580, respectively)	2,521,318	1,435,233
Amortization of stock based compensation	1,432,102	1,309,137
Patent litigation expense	-	1,095,000
Total operating expenses	9,355,755	8,211,762
Income (loss) from operations	1,285,593	(2,288,644)
Other income (expense):		
Interest income	197,858	-
Other income (expense)	-	(75,883)
Total other income (expense), net	197,858	(75,883)
Income tax provision	(25,326)	(3,435)
Net income (loss)	$ 1,458,125	$ (2,367,962)
Basic net earnings (loss) per common share	$ 0.02	$ (0.06)
Diluted net earnings (loss) per common share	$ 0.02	$ (0.06)
Basic weighted average number of shares outstanding	62,654,855	41,106,548
Diluted weighted average number of shares outstanding	65,558,072	41,106,548
Non-GAAP Earnings:		
Net Income (Loss)	$ 1,458,125	$ (2,367,962)
Add back amortization of stock based compensation (net of AMT)	1,403,460	1,309,137
Non-GAAP net income (loss)	2,861,585	(1,058,825)
Non-GAAP basic and diluted net earnings (loss) per common share	$ 0.04	$ (0.03)

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS